UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or

15(d) of the Securities Exchange Act of 1934

March 31, 2008

Date of Report (Date of earliest event reported)

ATMOS ENERGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

TEXAS AND VIRGINIA	1-10042	75-1743247
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1800 THREE LINCOLN CENTRE, 5430 LBJ FREEWAY, DALLAS, TEXAS	75240
(Address of Principal Executive Offices)	(Zip Code)

(972) 934-9227

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 31, 2008, Atmos Energy Marketing, LLC (“AEM”), a Delaware limited liability company, which is wholly-owned by Atmos Energy Holdings, Inc., a Delaware corporation and a wholly-owned subsidiary of Atmos Energy Corporation, entered into the Fourth Amendment dated as of March 31, 2008, to the Uncommitted Second Amended and Restated Credit Agreement, dated as of March 30, 2005, as amended by the First Amendment dated November 28, 2005, the Second Amendment dated March 31, 2006, and the Third Amendment dated March 30, 2007, by and among AEM; Fortis Capital Corp., a Connecticut corporation, as joint lead arranger and joint bookrunner, as administrative agent for the banks, as collateral agent, as an issuing bank and as a bank; BNP Paribas, a bank organized under the laws of France, as joint lead arranger and joint bookrunner, as documentation agent, as an issuing bank and as a bank; Société Générale, as syndication agent and as a bank; and a syndicate of five additional banks identified therein.

The Fourth Amendment amended the credit facility, primarily to (i) extend the term of the facility for an additional 12 months to March 31, 2009; (ii) remove the financial covenant of AEM in the facility relating to the amount of cumulative losses that could be incurred by AEM and its subsidiaries over a specific period of time; and (iii) include provisions in the facility permitting banks participating in the facility, or their affiliates, to engage in transactions with AEM involving the sale, purchase or exchange of physical commodities pursuant to contracts executed by each of such banks or their affiliates, and permitting such banks or their affiliates to use collateral provided by AEM under such contracts to offset obligations due from AEM under those contracts. The specific rights and obligations of AEM as well as the banks or their affiliates participating in such transactions are set forth in the Intercreditor Agreement dated March 31, 2008.

The credit facility, as amended, will continue to be used, on an uncommitted and fully discretionary basis, to provide loans to AEM and issue letters of credit for the account of AEM, primarily in order to continue to provide working capital for its natural gas marketing business. Borrowings made as revolving loans under the credit facility will continue to bear interest at a floating rate equal to a base rate, defined as the higher of (i) .50% per annum above the federal funds rate or (ii) the per annum rate of interest established by JPMorgan Chase Bank, N.A. as its prime rate at the time of such borrowing plus an applicable margin, which is defined as .25% per annum. Based upon the current prime rate, revolving loans would bear interest at 5.5% per annum. Borrowings made as offshore rate loans will continue to bear interest at a floating rate equal to an offshore rate, which is equal to a base rate based upon LIBOR for the applicable interest period plus an applicable margin, which will range from 1.250% to 1.625% per annum, depending on the excess tangible net worth of AEM, as defined in the credit facility. Based upon the current LIBOR rate for a seven day period, offshore rate loans would bear interest at 4.204% per annum. Fees for letters of credit issued by the banks will continue to range from 1.000% to 1.875% per annum, depending on the excess tangible net worth of AEM and whether the letters of credit are swap-related.

The credit facility will expire on March 31, 2009, at which time all amounts outstanding under the facility will be due and payable, except for any letters of credit outstanding at that date, all of which will be due no later than March 31, 2010. The credit facility contains usual and customary covenants for transactions of this type, including covenants limiting liens, additional indebtedness and mergers. In addition, AEM will be required to not exceed a maximum ratio of total liabilities to tangible net worth of 5.00 to 1.00, along with maintaining minimum levels of net working capital ranging from $20 million to $120 million, and tangible net worth ranging from $21 million to $121 million, as all such terms are defined in the credit facility, depending on the total amount of borrowing elected from time to time by AEM. The credit facility is secured by substantially all of the assets of AEM and is guaranteed by its parent company, Atmos Energy Holdings, Inc.

In the event of a default by AEM under the credit facility, including cross-defaults relating to specified other indebtedness of AEM having a principal amount of more than $250,000 in the aggregate, the administrative agent may, and shall upon the request of a certain minimum number of the banks, terminate the obligations of the banks to make loans or issue letters of credit under the credit facility, declare the amount outstanding payable immediately, including all accrued interest and unpaid fees, and enforce any and all rights and interests created and existing under the credit facility documents, including, without limitation, all rights of set-off and all other rights available under the law.

With respect to the other parties to the credit facility, AEM has or may have had customary banking relationships based on the provision of a variety of financial services, including the purchase and sale of financial instruments traded on various commodity exchanges, none of which are material individually or in the aggregate with respect to any individual party, other than BNP Paribas, which relationship is material to AEM. These financial instruments include, but are not limited to, NYMEX futures and over-the-counter natural gas hedges. In addition, AEM or its affiliates have or may have purchased natural gas on an arm’s length basis based upon market prices from one of more affiliates of the other parties to the credit facility. Copies of the Fourth Amendment and the Intercreditor Agreement are attached hereto as Exhibits 10.1 and 10.2, respectively, each of which are incorporated herein by reference. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Fourth Amendment and the Intercreditor Agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described in Item 1.01 above is hereby incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Fourth Amendment, dated as of March 31, 2008, to the Uncommitted Second Amended and Restated Credit Agreement, dated as of March 30, 2005, as amended by the First Amendment, dated November 28, 2005, the Second Amendment, dated March 31, 2006, and the Third Amendment, dated March 30, 2007, and as otherwise amended, restated, supplemented or modified prior to the date hereof, among Atmos Energy Marketing, LLC, a Delaware limited liability company, the financial institutions from time to time parties thereto (the “Banks”), Fortis Capital Corp., a Connecticut corporation, as Joint Lead Arranger and Joint Bookrunner, as Administrative Agent for the Banks, as Collateral Agent, as an Issuing Bank, and as a Bank; BNP Paribas, a bank organized under the laws of France, as Joint Lead Arranger and Joint Bookrunner, and as Documentation Agent, as an Issuing Bank, and as a Bank; and Société Générale, as Syndication Agent and as a Bank

10.2	Intercreditor Agreement, dated as of March 31, 2008 (as amended, supplemented and otherwise modified from time to time, the “Agreement”), among Fortis Capital Corp., a Connecticut corporation, in its capacity as Collateral Agent (together with its successors and assigns in such capacity, the “Agent”) for the Banks hereinafter referred to, and each bank and other financial institution which is now or hereafter a party to this Agreement in its capacity as a Bank and, as applicable, as a Swap Bank (collectively, the “Swap Banks”) and as a Physical Trade Bank (collectively, the “Physical Trade Banks”)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATMOS ENERGY CORPORATION
(Registrant)

Date: April 4, 2008	By:	/s/ LOUIS P. GREGORY
Louis P. Gregory
Senior Vice President and General Counsel

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Fourth Amendment, dated as of March 31, 2008, to the Uncommitted Second Amended and Restated Credit Agreement, dated as of March 30, 2005, as amended by the First Amendment, dated November 28, 2005, the Second Amendment, dated March 31, 2006, the Third Amendment, dated March 30, 2007, and as otherwise amended, restated, supplemented or modified prior to the date hereof, among Atmos Energy Marketing, LLC, a Delaware limited liability company, the financial institutions from time to time parties thereto (the “Banks”), Fortis Capital Corp., a Connecticut corporation, as Joint Lead Arranger and Joint Bookrunner, as Administrative Agent for the Banks, as Collateral Agent, as an Issuing Bank, and as a Bank; BNP Paribas, a bank organized under the laws of France, as Joint Lead Arranger and Joint Bookrunner, and as Documentation Agent, as an Issuing Bank, and as a Bank; and Société Générale, as Syndication Agent and as a Bank

10.2	Intercreditor Agreement, dated as of March 31, 2008 (as amended, supplemented and otherwise modified from time to time, the “Agreement”), among Fortis Capital Corp., a Connecticut corporation, in its capacity as Collateral Agent (together with its successors and assigns in such capacity, the “Agent”) for the Banks hereinafter referred to, and each bank and other financial institution which is now or hereafter a party to this Agreement in its capacity as a Bank and, as applicable, as a Swap Bank (collectively, the “Swap Banks”) and as a Physical Trade Bank (collectively, the “Physical Trade Banks”)

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